Exhibit 99.1

                  Global Cash Access Announces First
                    Quarter 2007 Financial Results

   Revenue of $148.7 million and Adjusted Diluted Cash EPS of $0.17
              ($0.15 including stock-based compensation)

    LAS VEGAS--(BUSINESS WIRE)--May 9, 2007--Global Cash Access
Holdings, Inc. (NYSE:GCA) ("GCA" or the "Company") today announced unaudited financial results for the quarter ended March 31, 2007.

    Summary Non-GAAP Results

    For the quarter ended March 31, 2007, revenues were $148.7 million, an increase of 14.6% over the $129.8 million in revenues recorded in the same quarter last year. Adjusted Cash Earnings, which exclude stock-based compensation, were $14.1 million in Q1 2007, an increase of 14.1% over Q1 2006. Adjusted Cash Earnings per diluted share were $0.17 in Q1 2007 as compared to $0.15 in Q1 2006. Cash Earnings, which include stock-based compensation, were $12.2 million in Q1 2007 as compared to $11.1 million in Q1 2006, an increase of 10.5%. Cash Earnings per diluted share were $0.15 in Q1 2007 as compared to $0.14 in Q1 2006. EBITDA (which excludes stock-based compensation) was $27.0 million in Q1 2007, an increase of 7.4% from Q1 2006.

    "In the first quarter of 2007, we maintained strength in our core business while gaining momentum in our new initiatives," commented Kirk Sanford, President and Chief Executive Officer of GCA. "We had double-digit revenue growth in our Cash Advance and ATM business while also getting ready for operations in Macau and adding to our Arriva Card cardholder base."

    Recent Highlights



-- Recorded revenue of $148.7 million, the highest quarterly total ever recorded by the Company.

-- Significant increases in key metrics:
   -- Same store surcharge revenue up 9.9%
   -- Cash advance dollars disbursed up 14.1%
   -- ATM transaction volume up 13.1%.

-- 3-in-1 Enabled QuickJack(TM) Plus Redemption Kiosk installations reached 467 as of March 31, 2007

-- Arriva Card rollout continued (statistics as of March 31, 2007):
   -- 5,234 accounts
   -- $21.5 million in Arriva Card transaction volume since the launch of the Arriva Card, with $9.2 million in volume in Q1 2007
   -- Charge-offs to date of $0.2 million
   -- Q1 average cash advance transaction amount of $871 vs. $630 on non-Arriva cards.

-- Established $50 million common stock repurchase authorization

-- Interest rate on senior secured borrowings declined to LIBOR +112.5bp as of April 5, 2007.


    GAAP Results

    For the first quarter of 2007, total revenues were $148.7 million, an increase of 14.6% over the first quarter of 2006. Operating Income in the first quarter of 2007 was $21.3 million, an increase of 3.4% from the same period in 2006. Net income in the first quarter of 2007 was $7.9 million, up 13.5% from the first quarter of 2006. Diluted earnings per share were $0.10 in the first quarter of 2007 as compared to $0.09 in the first quarter of 2006.

    First Quarter Results of Operations

    Total revenues in the first quarter of 2007 were $148.7 million, an increase of 14.6% from revenues of $129.8 million in the first quarter of 2006. Same store revenues for cash advance and ATM surcharge increased 9.9% in the first quarter of 2007.

    The following is a comparison of selected revenue components for the first quarter of 2007 to the same period in 2006:

    -- Cash advance revenues were up 15.4%, from $67.1 million to $77.4 million. Cash disbursed increased 14.1%, from $1.35 billion to $1.54 billion. The number of transactions increased 10.2%, from 2.5 million to 2.8 million. The average transaction amount increased from $536.25 to $555.31. The average fee increased from 4.97% to 5.02%. Average revenue per transaction increased 4.8% from $26.63 to $27.90.

    -- ATM revenues increased 14.3% to $60.8 million. The number of transactions increased 13.1% from 16.7 million to 18.9 million. Cash disbursed was $3.40 billion compared to $2.92 billion, an increase of 16.2%. Average revenue per transaction increased 0.9% from $3.19 to $3.22.

    -- Check services revenues were $7.4 million, an increase of 1.5%. The face amount of checks warranted increased by 5.3%, from $322.8 million to $340.0 million. The number of check warranty transactions grew 2.5%, from 1.26 million to 1.29 million. The average face amount per check warranted grew from $256.08 to $263.12. The average check warranty fee decreased from 2.02% to 1.98%. Average check warranty revenue per transaction increased from $5.17 to $5.21.

    -- Central Credit and other revenues increased 35.3%, from $2.4 million to $3.2 million. Most of the increase is attributable to $0.6 million of interest and fee revenue from the Arriva Card in Q1 2007 vs. $0 in the comparable 2006 quarter.

    Cost of revenues (exclusive of depreciation and amortization) increased 16.8% in the first quarter of 2007 to $106.7 million from $91.4 million in the first quarter of 2006. Commissions, the largest component of cost of revenues, increased 17.2%. Interchange increased 15.5%, driven largely by the increase in cash advance volumes.

    Operating expenses in the first quarter of 2007 were $17.9 million, an increase of 17.3% over the same period in 2006. Operating expenses, excluding non-cash compensation expense, were $15.0 million in the current quarter, an increase of 12.5% from operating expenses of $13.3 million in the first quarter of 2006. Of the $1.7 million increase in operating expenses (excluding non-cash compensation expense), $0.5 million relates to increases in professional service fees for financial statement audit and Sarbanes-Oxley Section 404 compliance expenses and $0.2 million relates to increases in operating expenses related to the Arriva Card.

    Depreciation and amortization expense was $2.8 million in the first quarter of 2007, an increase of 7.4% from $2.6 million in the first quarter of 2006.

    Interest income was $0.9 million in the first quarter of 2007, an increase of 61.4% from the comparable 2006 period.

    Interest expense in the first quarter of 2007 was $9.6 million as compared to $10.2 million in the first quarter of 2006. Interest expense on the Company's borrowings declined $1.0 million due to the lower level of outstanding indebtedness and lower interest rates on the floating rate portion of that indebtedness in the first quarter of 2007. Interest expense on the Company's ATM funds increased 10.9% from $3.5 million in Q1 2006 to $3.9 million in Q1 2007, due primarily to increases in the LIBOR rate on which those funds are priced and offset by lower average ATM funds outstanding.

    Income tax expense in the first quarter of 2007 was $4.7 million. The Company's provision in the first quarter of 2007 is based on an expected effective rate for all of 2007 of 38.0%.

    Arriva Card

    Revenues from the Arriva Card in the first quarter of 2007 were $0.6 million. Cost of revenues (exclusive of depreciation and amortization) in the first quarter of 2007 were $1.0 million and operating expenses for Arriva in the quarter were $0.5 million. Operating loss from Arriva operations was $1.0 million.

    Receivables held by the Company's financing partner were $7.4 million at March 31, 2007. Total receivables at March 31, 2007 were $12.8 million, of which $5.4 million were held by Arriva.

    Balance Sheet

    At March 31, 2007, the Company had unrestricted cash and cash equivalents of $52.6 million. Settlement receivables were $72.5 million and settlement liabilities were $76.9 million.

    Total borrowings at March 31, 2007, were $274.2 million, consisting of $121.5 million of borrowings under the Company's senior secured credit facilities and $152.8 million face amount of 8 3/4% senior subordinated notes.

    The Company made investments in property, equipment and intangible assets of $2.4 million during the three months ended March 31, 2007, which include ATM and other casino floor equipment as well as purchases of computer and communications hardware and software.

    During the quarter ended March 31, 2007, the Company repurchased 137 thousand shares of common stock at an average price per share of $15.60 for a total investment of $2.1 million. As of May 4, 2007, repurchases stood at 176 thousand shares at an average price of $15.69 and a total investment of $2.8 million.

    Financial Guidance

    For the full year of fiscal 2007, the Company currently expects revenues in a range of $643 million to $652 million, adjusted diluted cash EPS in a range of $0.75 to $0.77 per share, and diluted Cash Earnings (including stock compensation expense) in a range of $0.66 to $0.68 per share..

    For the second quarter of fiscal 2007, the Company currently expects revenues in a range of $154 to $157 million and adjusted diluted cash EPS of approximately $0.18 and Cash Earnings (including stock compensation expense) of approximately $0.16.

    This financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time. Such factors and circumstances may change, and such changes may have an impact on the Company's financial outlook.

    Non-GAAP Financial Information

    In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing adjusted results on a supplemental basis. Adjusted results in the first quarter of 2007 and 2006 exclude $2.9 million and $2.0 million, respectively, of stock-based compensation expense. In addition, the Company uses certain non-GAAP measures of financial performance. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

    None of EBITDA (which excludes stock-based compensation), Cash Earnings or Adjusted Cash Earnings is a measure of financial performance under United States generally accepted accounting principles ("GAAP"). Accordingly, none of them should be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. The Company believes that EBITDA (which excludes stock-based compensation), Cash Earnings and Adjusted Cash Earnings are widely-referenced financial measures in the financial markets. In addition, the Company has identified certain adjustments to its financial results that address income or expenses that the Company believes are unusual or non-recurring in nature. The Company believes that referencing EBITDA (which excludes stock-based compensation), Cash Earnings and Adjusted Cash Earnings and identifying unusual or non-recurring items is helpful to investors. Reconciliations between GAAP and non-GAAP measures and between actual and adjusted financial results are presented elsewhere in this press release.

    Cautionary Note Regarding Forward-Looking Statements

    This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, our expectation that our effective tax rate for the full year 2007 will be 38.0% and all of the statements in the section of this release entitled "Financial Guidance."

    Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to:



-- with respect to our expectation that our effective tax rate will be 38.0% for the full year 2007:
   -- changes in financial results from the expectations identified under "Financial Guidance";
   -- incurrence of expenses that are not deductible for tax purposes;
      and
   -- the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to.

-- with respect to our Financial Guidance:
   -- our failure to correctly predict increases in revenue due to inaccuracies in our assumptions, our inability to execute on business opportunities or other reasons;
   -- our failure to correctly predict future gross margins and operating expenses due to inaccuracies in our assumptions, our inability to control expenses or other reasons;
   -- our failure to correctly anticipate our capital spending in 2007, which would affect the level of depreciation expense and the level of cash available for debt repayment or share repurchases;
   -- our failure to anticipate other uses of our cash which could prevent us from repaying debt as anticipated;
   -- our inability to correctly predict the future levels of interest rates;
   -- changes in income tax rates in the jurisdictions in which we operate;
   -- challenges by the Internal Revenue Service to the tax step-ups that contribute to the bulk of our deferred tax asset;
   -- unanticipated changes in the amount of our diluted common shares outstanding; and
   -- unanticipated expenses or other contingencies incurred in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.


    The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

    About Global Cash Access Holdings, Inc.

    Las Vegas-based Global Cash Access Holdings, Inc. is a holding company whose principal asset is the stock of Global Cash Access, Inc., a leading provider of cash access systems and related marketing services to the gaming industry. For more information, please visit the Company's Web site at www.globalcashaccess.com.



          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (amounts in thousands, except per share)
                             (unaudited)
----------------------------------------------------------------------

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------
REVENUES:
  Cash advance                                       $77,412  $67,055
  ATM                                                 60,766   53,160
  Check services                                       7,351    7,244
  Central Credit and other revenues                    3,215    2,376
                                                    --------- --------

           Total revenues                            148,744  129,835

  Cost of revenues (exclusive of depreciation and
   amortization)                                    (106,729) (91,351)
  Operating expenses                                 (17,932) (15,290)
  Amortization                                        (1,326)  (1,502)
  Depreciation                                        (1,431)  (1,065)
                                                    --------- --------

OPERATING INCOME                                      21,326   20,627
                                                    --------- --------

INTEREST INCOME (EXPENSE), NET
  Interest income                                        896      555
  Interest expense                                    (9,642) (10,248)
                                                    --------- --------

           Total interest income (expense), net       (8,746)  (9,693)
                                                    --------- --------

INCOME BEFORE INCOME TAX PROVISION AND MINORITY
 OWNERSHIP LOSS                                       12,580   10,934

INCOME TAX PROVISION                                  (4,744)  (4,007)
                                                    --------- --------

INCOME BEFORE MINORITY OWNERSHIP LOSS                  7,836    6,927

MINORITY OWNERSHIP LOSS, net of tax                       64       36
                                                    --------- --------

NET INCOME                                            $7,900   $6,963
                                                    ========= ========


Earnings per share
  Basic                                                $0.10    $0.09
                                                    ========= ========
  Diluted                                              $0.10    $0.09
                                                    ========= ========

Weighted average number of common shares
 outstanding
  Basic                                               81,764   81,556
  Diluted                                             82,044   81,556




          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
  Reconciliation of Adjusted Cash Earnings and Cash Earnings to Net Income, and EBITDA (which excludes stock-based compensation) to Net
                                Income
                        (amounts in thousands)
                             (unaudited)
----------------------------------------------------------------------

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------

EBITDA (which excludes stock-based compensation)     $27,019  $25,155

Minus:
         Stock-based compensation expense             (2,936)  (1,961)
         Depreciation                                 (1,431)  (1,065)
         Amortization                                 (1,326)  (1,502)
         Interest expense                             (9,642) (10,248)
         Income tax provision                         (4,744)  (4,007)

Plus:
         Interest income                                 896      555
         Minority ownership loss, net of tax              64       36

                                                    --------- --------
Net Income                                            $7,900   $6,963
                                                    ========= ========
Plus:
         Deferred tax amortization related to
          acquired goodwill                            4,345    4,116

                                                    --------- --------
Cash Earnings                                        $12,245  $11,079
                                                    ========= ========

Plus:
         Non-cash compensation expense, net of tax     1,820    1,243

                                                    --------- --------
Adjusted Cash Earnings                               $14,065  $12,322
                                                    ========= ========

Weighted average number of common shares
 outstanding
  Basic                                               81,764   81,556
  Diluted                                             82,044   81,556

Cash Earnings per share
  Diluted                                              $0.15    $0.14
                                                    ========= ========

Adjusted Cash Earnings per share
  Diluted                                              $0.17    $0.15
                                                    ========= ========

    CONTACT: Global Cash Access Holdings, Inc.
             Investor Contact:
             Harry Hagerty, CFO, 702-262-5003
             or
             Media Contact:
             Todd A. Smith, SVP Marketing, 702-855-3000